Ex99_26_(h) i. d3

AMENDMENT NO. 5

to the

FUND PARTICIPATION AGREEMENT

AMENDMENT, dated as of August 1, 2004, to the Fund Participation Agreement dated as of the 1st day of September, 1999 (the “Agreement”), by and between Scudder Investments VIT Funds (formerly, Deutsche Asset Management VIT Funds ) (“Trust”), Deutsche Asset Management, Inc. (“Adviser”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (collectively the “Life Companies”)

WHEREAS, Trust, Adviser and Life Companies wish to amend the Agreement by replacing Appendix A thereto with the revised Appendix A attached hereto;

NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Adviser and Life Companies hereby agree as follows:

1.)	Appendix A is replaced in its entirety with the revised appendix A attached hereto.

Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

SCUDDER INVESTMENTS VIT FUNDS

By:	/s/ Bruce A. Rosenblum
Name:	Bruce A. Rosenblum
Title:	Assistant Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David O’Leary
Name:
Title:

C.M. LIFE INSURANCE COMPANY

By:	/s/ David O’Leary
Name:
Title:

DEUTSCHE ASSET MANAGEMENT VIT FUNDS

By:	/s/ John Lamb
Name:	John Lamb
Title:	Assistant Secretary

Appendix A

to the

Participation Agreement by and among Scudder Asset Management VIT Funds, Deutsche Asset Management, Inc. and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company

(Page 1 of 2)

List of Portfolios:

Strategic Life 12:

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Scudder VIT EAFE® Equity Index (formerly, Deutsche VIT EAFE® Equity Index)

Survivorship Variable Universal Life II (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Variable Universal Life (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Survivorship Variable Universal Life II (C.M. Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Variable Universal Life (C.M. Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Panorama, Panorama Premier, Panorama Passage and MassMutual Artistry:

Scudder VIT EAFE® Equity Index (formerly, Deutsche VIT EAFE® Equity Index)

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Appendix A

(Page 2 of 2)

(Effective May 1, 2001)

Variable Universal Life II (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

(Effective July 1, 2001)

Survivorship Variable Universal Life (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

Survivorship Variable Universal Life (C.M. Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

(Effective April 7, 2003)

Variable Universal Life Guard (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deutsche VIT Small Cap Index)

(Effective August 1, 2004)

MassMutual Transitions Select (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deustche VIT Small Cap Index)

Scudder VIT EAFE® Equity Index (formerly, Deutsche VIT EAFE® Equity Index)

(Effective February 18, 2004)

MassMutual Evolution (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deustche VIT Small Cap Index)

Scudder VIT EAFE® Equity Index (formerly, Deutsche VIT EAFE® Equity Index)

(Effective August 23, 2004)

Survivorship VUL Guard (Massachusetts Mutual Life Insurance Company):

Scudder VIT Small Cap Index (formerly, Deustche VIT Small Cap Index)